EXHIBIT 2.1

                            SHARE PURCHASE AGREEMENT
                            ------------------------


THIS  AGREEMENT  is  made  the  10th  day  of  April,  2002.

BETWEEN:

            WESTWOOD CORPORATION, a corporation with an address at Room 506, 5/f Easttown Bldg., 41 Lockhart Road, Wanchai, Hong Kong

            (the "Purchaser")

AND:

            CYBERNET INTERNET SERVICES INTERNATIONAL, INC., a corporation organized under the laws of the State of Delaware in the United States, with an address at 1620 - 400 Burrard Street, Vancouver, British Columbia, V6C 3A6

            (the  "Vendor")


WHEREAS:

A. The Vendor owns, directly or indirectly, 2,609,937 shares of Cybernet Italia S.p.A. ("Italia") representing all of the issued and outstanding shares of Italia (the "Purchased Shares");

B. Italia is a provider of Internet communications services and solutions including Internet connectivity, value-added services and advanced communications products in Italy (the "Business"); and

C. The Purchaser wishes to purchase and the Vendor wishes to sell the Purchased Shares upon the terms and conditions of this Agreement.

NOW THEREFORE in consideration of the mutual premises, covenants and agreements in this Agreement, and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged by the Parties), the Parties agree as follows:

1.      INTERPRETATION

1.1     Definitions

In this Agreement:

        (a) "Agreement" means this agreement and any recitals to this agreement, as amended, supplemented or restated from time to time;

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        (b)   "Business" has the meaning given to it in recital B to this
              Agreement;

        (c) "Closing Date" means the 16th day of April, 2002 or such other date as the Parties may mutually agree;

        (d) "GAAP" means generally accepted accounting principles in effect in Canada, including the accounting recommendations published in the Handbook of the Canadian Institute of Chartered Accountants;

        (e) "Italia" has the meaning given to it in recital A to this Agreement;

        (f) "Parties" means the parties to this Agreement and "Party" means any one of them;

        (g)   "Purchaser" means Westwood Corporation;

        (h) "Purchased Shares" has the meaning given to it in recital A to this Agreement; and

        (i) "Vendor" means Cybernet Internet Services International, Inc., a corporation organized under the laws of the State of Delaware.

1.2     Headings

The division of this Agreement into sections and the insertion of headings are for convenience only and do not form a part of this Agreement and will not be used to interpret, define or limit the scope, extent or intent of this Agreement.

1.3     Section References

Unless otherwise specified, references in this Agreement to "Sections" are to sections of this Agreement.

1.4     Number and Gender

Unless otherwise specified, words importing the singular include the plural and vice versa and words importing gender include all genders.

1.5     Currency

All  references  to  amounts of money mean lawful currency of the United States.

1.6     Accounting Terms

An accounting term which is not otherwise defined has the meaning assigned to it, and all accounting matters will be determined, in accordance with GAAP consistently applied.

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1.7     Governing Law

This Agreement is governed exclusively by, and is to be enforced, construed and interpreted exclusively in accordance with, the laws of the Province of British Columbia and the laws of Canada applicable therein, which will be deemed to be the proper law of the Agreement.

2.      PURCHASE  AND  SALE

2.1     Purchase and sale

Subject to and in accordance with the terms and conditions set forth in this Agreement, the Vendor hereby agrees to sell, assign and transfer the Purchased
Shares to the Purchaser and the Purchaser hereby agrees to purchase the Purchased Shares in consideration for the payment of the purchase price of $10,000 (the "Purchase Price") by the Purchaser to the Vendor.

2.2     Payment of Purchase Price

The Purchaser will pay the Purchase Price by delivering to the Vendor a certified cheque or bank draft payable in immediately available funds in the amount of the Purchase Price.

2.3     Subsequent Sale

If within 180 days of the Closing Date, the Purchaser, whether in one transaction or a series of transactions:

        (a) sells, assigns or transfers or agrees to sell, assign or transfer any of the Purchased Shares for a price per share greater than the Purchase Price or for property where the fair market value of the property received divided by the number of shares sold is greater than the Purchase Price; or

        (b) exchanges any of the Purchased Shares for securities having a value per share greater than the Purchase Price,

the Purchaser will pay the Vendor in cash an amount equal to 50% of the difference between the selling price or exchange price per share and the Purchase Price for each share within 10 business days of the closing of the sale, assignment, transfer or exchange.

3.      REPRESENTATIONS  AND  WARRANTIES

3.1     Vendor's Representations and Warranties

The Vendor represents and warrants to the Purchaser as follows and acknowledges that the Purchaser is relying on such representations and warranties in connection with its purchase of the Purchased Shares:

        (a)   Organization and Power - the Vendor is a corporation duly
              ----------------------
              organized and validly existing under the laws of the State of Delaware and has the power, authority and capacity to enter into

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              this Agreement on the terms and conditions herein set forth and to carry  out  the transactions contemplated by this Agreement;

        (b)   Due Authorization - the execution and delivery of this Agreement
              -----------------
              and the consummation of the transactions contemplated hereunder have been authorized by all necessary action on the part of the Vendor;

        (c)   Enforceable  Agreement - this Agreement has been duly executed and
              ----------------------
              delivered by the Vendor and constitutes a legal, valid and binding obligation of the Vendor, enforceable by the Purchaser against the Vendor in accordance with its terms, subject to the availability of equitable remedies and the enforcement of creditors' rights generally;

        (d)   Title to Shares - the Vendor  is  the  registered  and  beneficial
              ---------------
              owner of the Purchased Shares, and such Purchased Shares will be transferred to the Purchaser free and clear of any mortgages, liens, charges, restrictions, security interests, adverse claims, pledges, encumbrances or demands whatsoever; and

        (e)   No Other Purchase Agreements - no person, firm or corporation has,
              ----------------------------
              or will have, any agreement or option or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option for the purchase, acquisition or transfer from the Vendor of any of the Purchased Shares or any interest therein or right thereto owned by the Vendor, other than the Purchaser pursuant to this Agreement.

3.2     Purchaser's Representations and Warranties

The Purchaser represents and warrants to the Vendor as follows and acknowledges that the Vendor is relying on such representations and warranties in connection with the sale of the Purchased Shares:

        (a)   Organization  and  Power - the Purchaser  is  a  corporation  duly
              ------------------------
              organized and validly existing under the laws of the jurisdiction of its incorporation and has the power, authority and capacity to enter into this Agreement on the terms and conditions herein set forth and to carry out the transactions contemplated by this Agreement;

        (b)   Due Authorization - the execution  and  delivery of this Agreement
              -----------------
              and the consummation of the transactions contemplated hereunder have been authorized by all necessary action on the part of the Purchaser; and

        (c)   Enforceable  Agreement - this Agreement has been duly executed and
              ----------------------
              delivered by the Purchaser and constitutes a legal, valid and binding obligation of the Purchaser, enforceable by the Vendor against the Purchaser in accordance with its terms, subject to the availability of equitable remedies and the enforcement of creditors' rights generally.

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4.      COVENANTS

4.1     Change and Use of Name

The Purchaser agrees that, within 10 business days from the Closing Date, it will change the name of Italia and the name of any of its affiliates that bear the name "Cybernet" to a name that does not include the word "Cybernet" or any part thereof or any similar words. The Purchaser agrees that from and after the Closing Date neither Italia nor any of its affiliates will use the name "Cybernet" or any part thereof or any similar words.

4.2     Confidential Information

From and after the Closing Date, the Vendor will not disclose to anyone (other than to its advisors, as it considers necessary, or as directed by the Purchaser or as required by applicable securities law or the rules of any quotation system on which the shares of the Vendor are quoted) or use for its own or for any other purpose, any confidential information concerning the Business and will hold all such information in the strictest confidence.

5.      CLOSING

5.1     Vendor's Closing Documents

Unless waived by the Purchaser, on the Closing Date the Vendor will deliver, or cause to be delivered, the following to the Purchaser:

        (a) a certified copy of the resolutions of the directors of the Vendor authorizing the entering into, execution and delivery of this Agreement and the sale of the Purchased Shares as contemplated by this Agreement;

        (b) share certificates representing the Purchased Shares, duly endorsed for transfer to the Purchaser or its order, along with assignments to the Purchaser of any amounts due from Italia to the Vendor; and

        (c)   such other documents as the Purchaser  may  reasonably  require.

5.2     Purchaser's Closing Documents

Unless waived by the Vendor, on the Closing Date, the Purchaser will deliver the following to the Vendor:

        (a)   a certified cheque or bank draft pursuant to section 2.2 herein;

        (b) a certified copy of the resolutions of the directors of the Purchaser authorizing the entering into, execution and delivery of this Agreement and the purchase of the Purchased Shares as contemplated by this Agreement; and

        (c)   such other documents  as  the  Vendor  may  reasonably  require.

6.      SURVIVAL  OF  REPRESENTATIONS,  WARRANTIES  AND  COVENANTS

6.1     Survival of Representations, Warranties and Covenants

The representations, warranties and covenants of each party contained in this Agreement will survive the Closing Date for a period of 180 days.

7.      GENERAL  PROVISIONS

7.1     Confidentiality of Information

In the event that the transactions contemplated herein are not consummated for any reason, the Purchaser covenants and agrees that, except as otherwise authorized by the Vendor, neither the Purchaser nor its representatives, agents or employees will disclose to third parties, directly or indirectly, any confidential information or confidential data relating to Italia or the Business discovered by the Purchaser or its representatives as a result of the Vendor making available to the Purchaser and its representatives the information requested by them in connection with the transactions contemplated herein and will, upon request, either return to the Vendor copies of all information given to the Purchaser by the Vendor and its representatives or confirm the destruction of the same.

7.2     Entire Agreement

This Agreement constitutes the entire agreement between the Parties with respect to the subject matter of this Agreement and supersedes every previous agreement, communication, expectation, negotiation, representation or understanding, whether oral or written, express or implied, statutory or otherwise, among the Parties with respect to the subject matter of this Agreement except as specifically set out herein.

7.3     Waiver and Consent

No consent or waiver, express or implied, by any Party to or of any breach or default by another Party of any or all of its obligations under this Agreement will be valid unless it is in writing, nor will it eliminate or modify the need for a specific consent or waiver in any other or subsequent instance.

7.4     Amendments

This Agreement may not be amended except by written agreement among all the Parties.

7.5     Assignment

No Party may assign any right, benefit or interest in this Agreement without the written consent of the other Party, which consent may not be unreasonably withheld.

7.6     Binding Effect

This Agreement will enure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns.

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7.7      Time of Essence

Time  is  of  the  essence  of  this  Agreement.

7.8     Costs and Expenses

All costs and expenses of or incidental to the transactions contemplated in this Agreement are to be assumed and paid by the Party incurring such costs and expenses.

7.9     Further Assurances

Each Party will, at its own expense, execute and deliver all such further agreements and documents and do such further acts and things as may be reasonably required to give effect to this Agreement.

7.10    Counterparts

This Agreement may be executed in any number of counterparts with the same effect as if all Parties had signed the same document. All counterparts will constitute one and the same agreement. This Agreement may be executed and transmitted by facsimile transmission and if so executed and transmitted this Agreement will be for all purposes as effective as if the Parties had delivered an executed original Agreement.


IN WITNESS WHEREOF the Parties hereto have executed this Agreement as of the day and year first above written.


WESTWOOD  CORPORATION

By:  /s/  J.S.  Choi
   ----------------------

Name:  CHOI  JIN  SOO
     --------------------

Title:  DIRECTOR
      -------------------


CYBERNET  INTERNET  SERVICES
INTERNATIONAL,  INC.

By: /s/  Roy  Zanatta
   ----------------------

Name:  ROY  ZANATTA
     --------------------

Title:  SECRETARY
      -------------------